UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN		38401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (931) 380-2265

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 1, 2014, Community First Bank & Trust (the “Bank”), the wholly-owned subsidiary of Community First, Inc. (the “Company”) received notice from the Federal Deposit Insurance Corporation (“FDIC”) that the FDIC had terminated the Consent Order that it had issued to the Bank on September 20, 2011 (the “Consent Order”). The Consent Order, which was terminated effective November 19, 2014, had required among other things, that the Bank attain and achieve regulatory capital ratios higher than those required by regulatory standards, improve, among other things, its processes for identifying and classifying problem loans and improve its overall profitability. The Consent Order had also prohibited the Bank from paying dividends without the prior approval of the FDIC or the Tennessee Department of Financial Institutions (“TDFI”).

With the termination of the Consent Order, and the associated termination by the TDFI of a written agreement, the terms of which were substantially the same as those of the Consent Order, the Bank is no longer subject to any formal supervisory orders. The Bank is, however, subject to an informal regulatory action which requires that the Bank continue to improve earnings and maintain specified capital ratios and contains restrictions prohibiting dividend payments without prior approval from the Bank’s regulators.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.

By:	/s/ Jon Thompson
Name:	Jon Thompson
Title:	Chief Financial Officer

Date: December 1, 2014